Exhibit 10.2

First Amendment to Lease

This First Amendment to Lease (this “Amendment”), is made as of the 11th day of November, 2014 by and between CHARLES PARK ONE, LLC, a Delaware limited liability company, with a business address c/o Principal Real Estate Investors, 801 Grand Avenue, Des Moines, Iowa 50392-1370 (the “Landlord”) and PEGASYSTEMS, INC., a Massachusetts corporation, with a business address of One Rogers Street, Cambridge, Massachusetts 02142 (the “Tenant”).

WITNESSETH:

Reference is hereby made to the following facts:

A. Landlord and Tenant entered into that certain lease (as previously amended, the “Existing Lease”), dated as of June 29, 2011, for certain premises (the “Existing Premises”) comprised of 19,826 rentable square feet located on the fifth (5th) floor of the building commonly known as One Charles Park (as more particularly described in the Existing Lease, the “Building”) in Cambridge, Massachusetts, all as more particularly described in the Existing Lease. All capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Existing Lease. The Existing Lease, as modified and amended by this Amendment, is referred to herein as the “Lease.”

B. Landlord and Tenant have agreed to add additional premises consisting of 21,791 rentable square feet to the premises demised under the Lease, and to modify and amend the Existing Lease, all in the manner hereinafter set forth.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt, sufficiency and delivery of which are hereby acknowledged, the parties agree that the Existing Lease is hereby amended as follows:

1. Demise of First Amendment Expansion Premises. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and takes from Landlord, subject to and in accordance with the terms and conditions of the Lease, additional premises consisting of 21,791 rentable square feet located on the third (3rd) floor of the Building (the “First Amendment Expansion Premises”), which First Amendment Expansion Premises are depicted on the plan attached to this Amendment as Exhibit A-1 and incorporated herein by this reference, for a term commencing on September 1, 2015 (the “First Amendment Expansion Premises Commencement Date”) and terminating on the Expiration Date, unless extended or earlier terminated in accordance with the provisions of the Lease. The demise and use of the First Amendment Expansion Premises shall be upon and subject to all of the terms and conditions of the Existing Lease, except as expressly set forth in this Amendment. Article 4 of the Existing Lease shall be inapplicable and of no force or effect with respect the leasing of the First Amendment Expansion Premises. From and after the First Amendment Expansion Premises Commencement Date, each reference contained in the Lease to the “Premises” shall be considered to be a reference to the Existing Premises and First Amendment Expansion Premises, collectively.

2. Condition of the First Amendment Expansion Premises. Landlord shall deliver and Tenant shall accept possession of the First Amendment Expansion Premises, in vacant, broom-clean condition, with all trade fixtures, furniture and moveable personal property removed, and in all other respects, in “as-is”, “where-is” condition, without any obligation on the part of Landlord to construct any alterations or improvements therein or in the Building or excepting only the Landlord’s Expansion Premises Contribution (as hereinafter defined), to provide any contributions or allowances in connection therewith, and without any representation or warranty (express or implied) on the part of Landlord as to the condition of the First Amendment Expansion Premises, except as expressly set forth in this Amendment. Subject to the right of Tenant to dispute the accuracy of Landlord’s statement by giving notice thereof not later than ten (10) days after delivery of the following notice by Landlord (time being of the essence of the delivery of said notice), Landlord shall be deemed to have tendered possession of the First Amendment Expansion Premises to Tenant upon the giving of notice by Landlord to Tenant stating that the First Amendment Expansion Premises is vacant and in the condition required by this Amendment. Tenant shall be responsible, at its sole cost and expense, for performing all alterations or improvements to be performed in the First Amendment Expansion Premises, in accordance with the terms and conditions of the Lease, including Article 5 thereof. Landlord represents that, to its actual knowledge (without inquiry), as of the delivery thereof to Tenant, the First Amendment Expansion Premises shall be in compliance with all applicable Requirements, including without limitation all laws applicable to the Hazardous Materials. Landlord represents that as of the delivery thereof to Tenant, all Building Systems serving the First Amendment Expansion Premises shall be in good working order and condition.

3. Rent for First Amendment Expansion Premises. For and with respect to the First Amendment Expansion Premises, (i) commencing on January 1, 2016 (the “First Amendment Expansion Premises Rent Commencement Date”) and thereafter throughout the Term, Tenant shall pay Fixed Rent, Tenant’s Tax Payment, and Tenant’s Operating Payment, and (ii) commencing on the First Amendment Expansion Premises Commencement Date and thereafter throughout the Term, for and with respect to the First Amendment Expansion Premises, Tenant shall pay all other Additional Rent, including all electricity charges, charges for air conditioning or heat, service charges, late charges, overtime charges, payable pursuant to the Lease. All such amounts shall be payable in accordance with the terms and provisions of the Existing Lease.

The Fixed Rent payable with respect to the First Amendment Expansion Premises shall be as follows: (i) There shall be no Fixed Rent payable for and with respect to the period of time through and including December 31, 2015; (ii) For and with respect to the period of time commencing on January 1, 2016 through and including December 31, 2016 (both dates inclusive), the Fixed Rent will be payable at the rate of $1,154,923.00 per annum ($96,243.58 per month), calculated at the rate of $53.00 per rentable square foot in the First Amendment Expansion Premises; (iii) For and with respect to the period of time commencing on January 1, 2017 through and including December 31, 2017 (both dates inclusive), the Fixed Rent will be payable at the rate of $1,176,714.00 per annum ($98,059.50 per month), calculated at the rate of $54.00 per rentable square foot in the First Amendment Expansion Premises; (iv) For and with respect to the period of time commencing on January 1, 2018 through and including December 31, 2018 (both dates inclusive), the Fixed Rent will be payable at the rate of $1,198,505.00 per annum ($99,875.41 per month), calculated at the rate of $55.00 per rentable square foot in the First Amendment Expansion Premises; (v) For and with respect to the period of time commencing on January 1, 2019 through and including December 31, 2019 (both dates inclusive), the Fixed Rent will be payable at the rate of $1,220,296.00 per annum ($101,691.33 per month), calculated at the rate of $56.00 per rentable square foot in the First Amendment Expansion Premises; (vi) For and with respect to the period of time commencing on January 1, 2020 through and including December 31, 2020 (both dates inclusive), the Fixed Rent will be payable at the rate of $1,242,087.00 per annum ($103,507.25 per month), calculated at the rate of $57.00 per rentable square foot in the First Amendment Expansion Premises; (vii) For and with respect to the period of time commencing on January 1, 2021 through and including December 31, 2021 (both dates inclusive), the Fixed Rent will be payable at the rate of $1,263,878.00 per annum ($105,323.16 per month), calculated at the rate of $58.00 per rentable square foot in the First Amendment Expansion Premises; (viii) For and with respect to the period of time commencing on January 1, 2022 through and including December 31, 2022 (both dates inclusive), the Fixed Rent will be payable at the rate of $1,285,669.00 per annum ($107,139.08 per month), calculated at the rate of $59.00 per rentable square foot in the First Amendment Expansion Premises; and (ix) For and with respect to the period of time commencing on January 1, 2023 through and including the Expiration Date (both dates inclusive), the Fixed Rent will be payable at the rate of $1,307,460.00 per annum ($108,955.00 per month), calculated at the rate of $60.00 per rentable square foot in the First Amendment Expansion Premises.

For purposes of determining the Tenant’s Tax Payment, and Tenant’s Operating Payment payable by Tenant with respect to the First Amendment Expansion Premises, (i) the Base Tax Year shall be the Tax Year commencing on July 1, 2015 and ending on June 30, 2016 (ii) the Base Expense Year shall be calendar year 2016; and (iii) Tenant’s Proportionate Share with respect to the First Amendment Expansion Premises shall be 19.81%.

4. Landlord’s Expansion Premises Contribution. (a) Landlord shall provide to Tenant a tenant improvement allowance (the “Landlord’s Expansion Premises Contribution”) in an amount not to exceed $980,595.00, provided that (i) as of the date on which Landlord is required to make payment thereof, the Lease is in full force and effect; (ii) as of both the date of the respective Contribution Request Notice (as hereinafter defined), and as of the respective date on which Landlord is required to make payment thereof, no Event of Default then exists (provided however if an Event of Default then exists but is subsequently cured by Tenant within the applicable cure period then Landlord will be required to make such payments after Tenant so cures the Event of Default); and (iii) Tenant shall provide not less than thirty (30) days prior notice (each, a “Contribution Request Notice”) of its request for payment of all or a portion of the Landlord’s Expansion Premises Contribution. Tenant shall pay all costs of constructing all Alterations in and to the First Amendment Expansion Premises to the extent such costs exceed the Landlord’s expansion Premises Contribution. The Landlord’s Expansion Premises Contribution shall be payable solely on account of construction costs (i.e. “hard” and “soft” construction costs including consultants fees, security systems and voice/data wiring). Landlord shall exercise customary commercially reasonable efforts to cooperate with Tenant’s efforts to obtain any municipal permits required for the construction of any Alterations for the First Amendment Expansion Premises; provided, however, in no event will Landlord be obligated to incur any expense, cost, liabilities, or obligations in connection therewith. Notwithstanding the provisions of Section 5.6 of the Lease, Tenant shall not be obligated to pay Landlord any construction administration fee in connection with the initial improvements to be made to the First Amendment Expansion Premises.

(b) Landlord shall make progress payments on account of Landlord’s Expansion Premises Contribution to Tenant on a monthly basis, for the work performed during the previous month. Each of Landlord’s progress payments shall be limited to an amount equal to the aggregate amounts theretofore paid by Tenant (as certified by a duly authorized officer of Tenant) to Tenant’s contractors, subcontractors, material suppliers, and service providers which have not been subject to previous disbursements from Landlord’s Expansion Premises Contribution, multiplied by a fraction the numerator of which is the amount of Landlord’s Expansion Premises Contribution, and the denominator of which is the total contract price (or, if there is no specified or fixed contract price for the Alterations, then Landlord’s reasonable estimate thereof) for the performance of all of the Alterations shown on all plans and specifications approved by Landlord, provided that in no event shall such fraction be greater than one. Such progress payments shall be made within thirty (30) days next following the delivery to Landlord of requisitions therefor. Each requisition shall be executed by a duly authorized officer of Tenant, and shall be accompanied by (i) with the exception of the first requisition, copies of partial waivers of lien from all contractors, subcontractors, material suppliers, and service providers covering all work and materials which were the subject of previous progress payments by Landlord and Tenant, (ii) a certification from Tenant’s architect that the work for which the requisition is being made has been performed in accordance with the plans and specifications approved by Landlord, and (iii) such other documents and information as Landlord or its mortgagee may reasonably request. Landlord shall disburse the final requisition upon submission by Tenant to Landlord of Tenant’s requisition therefor accompanied by all documentation required under the foregoing provisions of this Section 4(b), together with (A) proof of the satisfactory completion of all required inspections and issuance of any required approvals, permits and sign-offs for the Alterations by Governmental Authorities having jurisdiction thereover, (B) final “as-built” plans and specifications for the Alterations as required pursuant to Section 5.1(c) of the Lease, and (C) issuance of final lien waivers by all contractors, subcontractors, material suppliers, and service providers covering all of the Alterations. The right to receive Landlord’s Expansion Premises Contribution is for the exclusive benefit of Tenant, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or other person or entity.

5. Reference Information. Effective as of the Extension Term Commencement Date, Article 1 of Existing Lease is hereby amended as follows:

(i) by deleting the definition of “Premises,” “Agreed Area of the Premises”, “Tenant’s Address for Notices” and replacing said definitions with the following:

PREMISES:	41,617 rentable square feet, comprised of (i) 19,826 rentable square feet on the fifth (5th) floor of the Building, and (ii) 21,791 rentable square feet on the third (3rd) floor of the Building. The floor plans depicting the Premises are attached to this Lease as Exhibit A and Exhibit A-1, respectively.

AGREED AREA OF THE PREMISES:	41,617 rentable square feet, as mutually agreed upon by Landlord and Tenant.

TENANT’S ADDRESS FOR NOTICES:	One Rogers Street Cambridge, Massachusetts 02142

(ii)	by inserting the following at the end of the definition of Fixed Rent:

“There shall be no Fixed Rent payable for and with respect to the period of time through and including December 31, 2015 with respect to the First Amendment Expansion Premises.

For and with respect to the period of time commencing on January 1, 2016 through and including December 31, 2016 (both dates inclusive), the Fixed Rent will be payable at the rate of $1,154,923.00 per annum ($96,243.58 per month), calculated at the rate of $53.00 per rentable square foot in the First Amendment Expansion Premises.

For and with respect to the period of time commencing on January 1, 2017 through and including December 31, 2017 (both dates inclusive), the Fixed Rent will be payable at the rate of $1,176,714.00 per annum ($98,059.50 per month), calculated at the rate of $54.00 per rentable square foot in the First Amendment Expansion Premises.

For and with respect to the period of time commencing on January 1, 2018 through and including December 31, 2018 (both dates inclusive), the Fixed Rent will be payable at the rate of $1,198,505.00 per annum ($99,875.41 per month), calculated at the rate of $55.00 per rentable square foot in the First Amendment Expansion Premises.

For and with respect to the period of time commencing on January 1, 2019 through and including December 31, 2019 (both dates inclusive), the Fixed Rent will be payable at the rate of $1,220,296.00 per annum ($101,691.33 per month), calculated at the rate of $56.00 per rentable square foot in the First Amendment Expansion Premises.

For and with respect to the period of time commencing on January 1, 2020 through and including December 31, 2020 (both dates inclusive), the Fixed Rent will be payable at the rate of $1,242,087.00 per annum ($103,507.25 per month), calculated at the rate of $57.00 per rentable square foot in the First Amendment Expansion Premises.

For and with respect to the period of time commencing on January 1, 2021 through and including December 31, 2021 (both dates inclusive), the Fixed Rent will be payable at the rate of $1,263,878.00 per annum ($105,323.16 per month), calculated at the rate of $58.00 per rentable square foot in the First Amendment Expansion Premises.

For and with respect to the period of time commencing on January 1, 2022 through and including December 31, 2022 (both dates inclusive), the Fixed Rent will be payable at the rate of $1,285,669.00 per annum ($107,139.08 per month), calculated at the rate of $59.00 per rentable square foot in the First Amendment Expansion Premises.

For and with respect to the period of time commencing on January 1, 2023 through and including the Expiration Date (both dates inclusive), the Fixed Rent will be payable at the rate of $1,307,460.00 per annum ($108,955.00 per month), calculated at the rate of $60.00 per rentable square foot in the First Amendment Expansion Premises.”

and

(iii) by inserting the following after the definitions of “Base Tax Year,” “Base Expense Year,” “Tenant’s Proportionate Share,” and “Landlord’s Allowance,” respectively.

BASE TAX YEAR FOR FIRST AMENDMENT EXPANSION PREMISES:	The Tax Year commencing on July 1, 2015 and ending on June 30, 2016.

BASE EXPENSE YEAR FOR FIRST AMENDMENT EXPANSION PREMISES:	Calendar year 2016.

TENANT’S PROPORTIONATE SHARE FOR FIRST AMENDMENT EXPANSION PREMISES:	19.81%.

LANDLORD’S ALLOWANCE FOR FIRST AMENDMENT EXPANSION PREMISES:	$980,595.00

6. Brokerage. Tenant warrants and represents to Landlord, and Landlord warrants and represents to Tenant, that it has dealt with no broker or agent in connection with this Amendment, other than Jones Lang LaSalle and T3 Advisors. Each of Tenant and Landlord shall indemnify and hold harmless the other from and against any and all loss, cost and expense (including commercially reasonable attorneys’ fees) arising out of or resulting from any breach of said warranty and representation by the indemnifying party, including any claims for a brokerage commission, finder’s fee or similar compensation made by any person other than Jones Lang LaSalle and T3 Advisors arising out of or in connection with this Amendment. The Landlord shall be responsible for payment of all fees payable to Jones Lang LaSalle and T3 Advisors in connection with this Amendment pursuant to a separate agreement.

7. Miscellaneous. Tenant hereby represents and warrants to Landlord, as of the date of this Amendment, as follows: (i) the execution and delivery of this Amendment by Tenant has been duly authorized by all requisite corporate action; (ii) neither the Existing Lease nor the interest of Tenant therein has been assigned, sublet, encumbered or otherwise transferred; (iii) to the actual knowledge of Tenant, there are no defenses or counterclaims to the enforcement of the Existing Lease or the liabilities and obligations of Tenant thereunder; (iv) to the actual knowledge of Tenant, Tenant is not entitled to any offset, abatement or reduction of rent under the Existing Lease; (v) to the actual knowledge of Tenant, neither Landlord or Tenant is in breach or default of any its respective obligations under the Existing Lease; (vi) Landlord has performed all work and constructed all improvements required pursuant to the Existing Lease; (vii) excepting only Landlord’s Expansion Premises Contribution, Landlord has provided all allowances and contributions required pursuant to the Lease; and (viii) Landlord has made no representations or warranties, except as expressly and specifically set in this Amendment. The submission of drafts of this document for examination and negotiation does not constitute an offer, or a reservation of or option for, the First Amendment Expansion Premises or any of the other terms and conditions set forth in this Amendment, and this Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Amendment to Tenant. Except as expressly and specifically set forth in this Amendment, the Existing Lease is hereby ratified and confirmed, and all of the terms, covenants, agreements and provisions of the Existing Lease shall remain unaltered and unmodified and in full force and effect throughout the balance of the term of the Lease, as extended hereby. Except as expressly set forth herein, all of the covenants, representations and warranties made by Tenant contained in the Existing Lease are hereby remade, reaffirmed and ratified as of the date hereof.

(signatures on following page)

EXECUTED as an instrument under seal as of the date first above-written.

LANDLORD:

CHARLES PARK ONE, LLC, a Delaware limited liability company

BY:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By:
Name:
Its:

By:
Name:
Its:

TENANT:

PEGASYSTEMS INC. a Massachusetts corporation

By:
Name:
Its:

Exhibit A-1

Floor Plan of First Amendment Expansion Premises